Exhibit 10.2.15

OPTION AMENDMENT AGREEMENT

This Option Amendment Agreement (the “Amendment”) is entered into as of the latest date set forth below by and between Verigy Ltd. a Singapore Corporation (“Verigy”) and                                 , a member of Verigy’s Board of Directors (“Director”).

WHEREAS, on [DATE] Director was awarded an option to purchase [QUANTITY] Verigy ordinary shares at an exercise price of [PRICE PER SHARE] (the “Option”); and

WHEREAS, the Option had a term of seven years from the date of grant; and

WHEREAS, the parties desire to shorten the term of the option to five years;

NOW, THEREFORE, The parties hereby agree as follows:

1.             Amendment.  The Option is hereby amended such that the Option will expire on the earlier of (a) the date five years after the date of grant or (b) the date 12 months after the termination of your Service for any reason.

2.             Miscellaneous.  This Amendment may be signed in two counterparts, each of which shall be deemed to be an original and both of which together shall be deemed to be one instrument.  Except as expressly amended hereby, the Option shall remain in full force and effect on the terms provided at the time of issuance, and shall continue to be governed by the terms of the Company’s 2006 Equity Incentive Plan.

VERIGY LTD.		DIRECTOR

By:	Keith Barnes
President & CEO

Date:		Date: